          Exhibit 99.1
Corporate Headquarters
100 Motor Parkway, Suite 160
Hauppauge, NY 11788-5138
Direct Dial: 631-360-9304
Direct Fax: 631-360-9380
brock@bankofsmithtown.net

PRESS RELEASE

Release Date:	April 17, 2008

Contact:	Ms. Judith Barber
Corporate Secretary

BANK OF SMITHTOWN ANNOUNCES
FIRST NEW YORK CITY BRANCH

Smithtown, NY, April 17, 2008 - Bank of Smithtown has acquired its first new branch location in New York City.

The location is on Seventh Avenue in the Chelsea section of Manhattan. The Bank’s Chairman & CEO, Brad Rock, commented: “For many years now, we have done a considerable amount of commercial real estate lending and small business lending in New York City. Recently we have been negotiating (and continue to negotiate) for several branch sites in the City, and we are happy now to have signed a deal to build our first.” The branch will occupy a street level space in a newly-constructed mid-rise condominium building that has been the subject of recent architectural acclaim. All of the condominiums have already been sold, and the first units are expected to be ready for occupancy this Fall. The bank branch is expected to open during late June or early July.

With the recent opening of its Greenvale branch in Nassau County, Bank of Smithtown currently has 16 branches on Long Island.

The Bank presently expects to open 4 to 6 new branches during 2008. In addition to the Greenvale and Manhattan branches, the Nesconset branch should open during late May, and the Huntington branch should open toward the end of the third quarter.

The Bank also presently expects to open 5 or 6 new branches during 2009. Those branches include Port Jefferson, Deer Park, Brentwood, East Setauket and St. James.

Mr. Rock added: “These new branches will help us fund the exceptionally strong loan growth that we have experienced lately. As a result of sub-prime mortgage problems and other difficulties, some of our competitors have had to curtail lending due to capital constraints or liquidity constraints. Because we have been able to avoid those problems, the current economic environment has created opportunities for us to do even more permanent commercial mortgage lending than we have in the past.” Over the past 10 years, Bank of Smithtown has averaged loan growth of 26% per year.

Smithtown Bancorp (NASDAQ: SMTB) is the publicly-held parent company of Bank of Smithtown. The Company’s stock is traded on the NASDAQ Global Market under the symbol “SMTB”. In a recent issue of U.S. Banker magazine, the Company was rated the sixth best “mid-size” bank in the United States, and the 13th best bank of any size. There are approximately 8,300 banks in the United States.

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Forward-Looking Statements

This release and other written materials and statements management may make, may contain forward-looking statements regarding the Company’s prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are sometimes identified by use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project”, “appear” or other similar expressions. The Company’s ability to predict results or the actual effects of its plans and strategies is inherently uncertain. Accordingly actual results may differ materially from anticipated results.

Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, a change in economic conditions; changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other risk factors disclosed in the Company’s reports filed with the Securities and Exchange Commission; and other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting the Company’s operations, pricing and services.

Investors are cautioned not to place undue reliance on forward-looking statements as a prediction of actual results. Except as required by applicable law or regulation, the Company undertakes no obligation to republish or revise forward-looking statements to reflect events or circumstances after the date the statements were made or to reflect the occurrences of unanticipated results. Investors are advised, however, to consult any further disclosures the Company makes on related subjects in our reports to the Securities and Exchange Commission.